UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed Since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

On September 10, 2026, TransCode Therapeutics, Inc. (the “Company”) announced that Thomas A. Fitzgerald, M.B.A. had resigned as Chief Financial Officer, principal financial officer and principal accounting officer of the Company, and as a member of the Board of Directors of the Company (the “Board”), as well as from all other officer and director positions he held with the Company and any of its subsidiaries, in each case effective as of September 9, 2026 (the “Separation Date”). Mr. Fitzgerald’s decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

In connection with Mr. Fitzgerald’s resignation, Mr. Fitzgerald and the Company entered into a Separation and Transition Services Agreement (the “Separation Agreement”), pursuant to which the Company agreed to pay Mr. Fitzgerald severance payments totaling up to $1,250,000, which consists of (i) a lump sum cash payment of $416,666.67 payable within 10 days following the effective date as defined in the Separation Agreement (the “Effective Date”), (ii) an aggregate of $416,666.67 payable in equal monthly installments over the 12-month period following the Effective Date (the “Severance Period”) and (iii) up to an additional $416,666.67 (the “Third Payment”), subject to the funding-related conditions described below.

The Third Payment will be paid as follows: (i) if neither funding threshold described below is achieved before the first anniversary of the Effective Date (the “Anniversary”), the full Third Payment will be paid following the Anniversary; (ii) if the Company receives at least $5.0 million of Qualified Funding (as described below) before the Anniversary, the Company will pay 50% of the Third Payment and 50% of the then-unpaid monthly severance installments; (iii) if the Company receives at least $10.0 million of Qualified Funding before the Anniversary without previously achieving the $5.0 million threshold, the Company will pay the full Third Payment and all then-unpaid monthly severance installments; and (iv) if the Company achieves the $10.0 million threshold before the Anniversary after previously achieving the $5.0 million threshold, the Company will pay the remaining 50% of the Third Payment and all then-unpaid monthly severance installments. “Qualified Funding” generally includes gross funding received by the Company from any source.

The Separation Agreement also provides that, as of the Effective Date, subject to Mr. Fitzgerald’s compliance with the Separation Agreement, all outstanding equity awards held by Mr. Fitzgerald will become fully vested and the exercise period for any such equity awards will be extended through the end of the original full term of such awards. In addition, the Separation Agreement provides that the Company will grant to Mr. Fitzgerald on the Separation Date an option to purchase 185,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock on that date. The option will vest and become exercisable in equal monthly installments over the 12 months following the Separation Date, subject to 50% acceleration upon achievement of the $5.0 million funding threshold and full acceleration upon achievement of the $10.0 million funding threshold or the occurrence of a sale event.

The Company will also pay Mr. Fitzgerald’s COBRA premiums for up to 12 months following the Separation Date, subject to earlier termination if Mr. Fitzgerald becomes eligible for health coverage from a subsequent employer or ceases to be eligible for COBRA coverage. If Mr. Fitzgerald does not elect or is not eligible for COBRA coverage, the Company will instead pay Mr. Fitzgerald’s portion of his Medicare premiums.

During the Severance Period, Mr. Fitzgerald has agreed to provide up to 20 hours of transitional services during September 2026 without additional compensation, and may provide additional mutually agreed transitional services thereafter at an hourly rate. The Company and Mr. Fitzgerald also entered into a mutual release of claims, subject to certain exceptions.

The foregoing description of the terms of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.

Appointment of Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

John Tattory was appointed to serve as the Company’s Interim Chief Financial Officer, principal financial officer and principal accounting officer, effective as of September 9, 2026.

Beginning September 9, 2026, Mr. Tattory will provide his services as a consultant through Stout Risius Ross, LLC (“Stout”) at an agreed upon hourly rate.

Mr. Tattory, aged 61, has extensive financial and operational leadership experience in private and publicly traded pharmaceutical, medical device, and biotechnology companies. He currently serves as a Managing Director at Stout, a global advisory firm. Prior to joining Stout, Mr. Tattory was at LS Associates providing CFO consulting services to public and private biotechnology and medical device companies. Prior to that, he held full-time CFO positions at Windtree Therapeutics, Inc., a once-publicly traded development stage biotechnology company, and Cerapedics, Inc., a privately held, commercial stage medical device company. He also previously held financial management positions at Bristol-Myers Squibb and Ernst & Young. Mr. Tattory is a certified public accountant (currently inactive status) and holds a B.S. degree in Commerce from Rider University.

There is no arrangement or understanding between Mr. Tattory and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Tattory and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Tattory has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement, effective as of September 9, 2026, by and between TransCode Therapeutics, Inc. and Thomas A. Fitzgerald, M.B.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCODE THERAPEUTICS, INC.

	By:	/s/ Philippe P. Calais
	Name:	Philippe P. Calais
	Title:	Chief Executive Officer
September 11, 2026